Exhibit 9(vi) under Form N-1A
                                         Exhibit 10 under Item 601/Reg. S-K

                               Amendment #3
                           Dated August 1, 1994
                                    to
                                Schedule A

                      Shareholder Services Agreement

                                  between

                           Marshall Funds, Inc.

                                    and

                      Marshall & Ilsley Trust Company


Marshall Funds, Inc. (the "Corporation") consists of the following portfolios and classes:

          Name

      Marshall Balanced Fund
      Marshall Equity Income Fund
      Marshall Government Income Fund
      Marshall Intermediate Bond Fund
      Marshall Mid-Cap Stock Fund
      Marshall Money Market Fund - Trust and Investment Shares
      Marshall Short-Term Income Fund
      Marshall Stock Fund
      Marshall Tax-Free Money Market Fund
      Marshall Value Equity Fund
      Marshall Short-Term Tax-Free Fund
      Marshall Intermediate Tax-Free Fund
      Marshall International Stock Fund



ATTEST:                                 Marshall Funds, Inc.


By:
Assistant Secretary                     Vice President


ATTEST:                                 Marshall & Ilsley Trust Company


                                        By: